UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2018

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2018, United Continental Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals submitted to the stockholders at the Annual Meeting were as follows:

•                  Proposal 1 — the election of the nominees to the Company’s Board of Directors (the “Board”);

•                  Proposal 2 — the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2018;

•                  Proposal 3 — an advisory vote to approve the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement; and

•                  Proposal 4 — a stockholder proposal regarding the threshold required to call special stockholder meetings.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 23, 2018.

At the Annual Meeting, the Company’s stockholders elected each director nominee to the Board and ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2018. The stockholders approved, in an advisory vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement. The stockholder proposal regarding the threshold required to call special stockholder meetings was not approved by the Company’s stockholders. The final voting results for each proposal, including the number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, are set forth below.

Proposal 1 — Election of Directors

In accordance with the Company’s Amended and Restated Bylaws, the Company’s stockholders elected a total of 14 director nominees to the Board, of which 12 director nominees were elected by the holders of the Company’s common stock, one director nominee was elected by the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, and one director nominee was elected by the holder of the Company’s one share of Class IAM Junior Preferred Stock.

The holders of the Company’s common stock elected the 12 director nominees listed in the table below.

	For	Against	Abstain	Broker Non-Votes
Carolyn Corvi	232,827,094	2,740,422	271,791	19,793,298
Jane C. Garvey	231,868,353	3,670,242	300,712	19,793,298
Barney Harford	231,961,443	3,493,652	384,212	19,793,298
Michele J. Hooper	232,815,011	2,646,400	377,896	19,793,298
Walter Isaacson	230,636,874	4,835,893	366,540	19,793,298
James A. C. Kennedy	233,347,941	2,122,315	369,051	19,793,298
Oscar Munoz	233,748,646	1,938,912	151,749	19,793,298
William R. Nuti	228,604,002	6,822,440	412,865	19,793,298
Edward M. Philip	232,007,180	3,452,620	379,507	19,793,298
Edward L. Shapiro	233,320,732	2,138,527	380,048	19,793,298
David J. Vitale	231,239,875	4,214,765	384,667	19,793,298
James M. Whitehurst	215,305,620	20,176,210	357,477	19,793,298

In addition, the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA”), the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, elected Todd M. Insler as the ALPA director, and the International Association of Machinists and Aerospace Workers (“IAM”), the holder of the Company’s one share of Class IAM Junior Preferred Stock, elected Sito Pantoja as the IAM director.

Proposal 2 — Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2018

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
251,361,392	3,641,376	629,837	—

Proposal 3 — Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement.

For	Against	Abstain	Broker Non-Votes
228,350,800	7,042,720	445,787	19,793,298

Proposal 4 — Stockholder Proposal regarding the Threshold Required to Call Special Stockholder Meetings

The stockholder proposal regarding the threshold required to call special stockholder meetings was not approved by the Company’s stockholders

For	Against	Abstain	Broker Non-Votes
57,804,818	177,243,200	791,289	19,793,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Vice President and Corporate Secretary

Date: May 24, 2018